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                                                                 Exhibit 10.8(c)




                            FreeMarkets OnLine, Inc.
                             1998 STOCK OPTION PLAN
                                Grant Certificate

This Grant Certificate, dated May 28, 1998, evidences the grant of an option pursuant to the provisions of the 1998 Stock Option Plan (the "Plan") of FreeMarkets OnLine, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company, par value $.01 per share ("Shares") set forth below, pursuant to the provisions of the Plan and on the following terms and conditions:

1. Name of Grantee: Sam Kinney

2. Number of Shares subject to this option: 123,076 Shares

3. Exercise price per Share subject to this option: $3.25

4. Date of grant of this option: May 28, 1998

5. Vesting:            Date                         Number of Shares
                       ----                         ----------------
                       May 28, 2001                      30,769
                       May 28, 2002                      30,769
                       May 28, 2003                      30,769
                       May 28, 2004                      30,769

   (1) In the event that the Company consummates an underwritten public offering of shares registered with the Securities and Exchange Commission
       (an "IPO"), 30% of any options which are not vested as of the date of the consummation of the IPO, shall vest on such date, and any remaining unvested options shall continue to vest ratably over the vesting period set forth above.

   (2) Upon the occurrence of a "Change of Control" of the Company, as defined in the attached, 50% of any of the above options which are not vested upon the occurrence of a Change of Control, shall vest on the date of such occurrence, and any remaining unvested options shall continue to vest ratably over the vesting period set forth above.

   Vesting ceases immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at any time, subject to Section 6 below.

6. The last day on which the vested portion of this option can be exercised is the earliest of:

   a. May 28, 2008 [tenth anniversary of date of grant];

   b. the date on which Grantee's employment terminates for "cause" (as defined in the Plan);

   c. 60 days following the date that Grantee's employment terminates other than for "cause" (as defined in the Plan); or

   d. one year following the Grantee's death or "permanent disability" (as defined in the Plan).


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7. Type of option: Incentive Stock Option

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including but not limited to capitalized terms not otherwise defined herein), and this option is subject to such terms and conditions in all respects. This Grant Certificate and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements. If the Grantee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Grantee shall submit to the Company a written notice of exercise in the form attached to this Grant Certificate, specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.


Accepted and Agreed:              FreeMarkets OnLine, Inc.

/s/ Sam Kinney                    By: /s/ Glen T. Meakem
--------------------------           -----------------------------------------
Employee Signature                Name: Glen T. Meakem
                                  Title: President and Chief Executive Officer



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FURTHER RESOLVED, that for the purposes of the Senior Leadership Options, a
"Change in Control" shall mean the occurrence of any of the following events:

         (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (other than the Company or an employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

         (ii) the approval by the stockholders of the Company of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

         (iii) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

         (iv) individuals who, as of May 28, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.